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As filed with the Securities and Exchange Commission on September 13, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARE CAPITAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	For co-registrants, please see "Table of Co-Registrants" beginning on the following page.	37-1781195 (IRS Employer Identification Number)

191 North Wacker Drive, Suite 1200
Chicago, Illinois 60606
(312) 881-4700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kristen M. Benson
Executive Vice President, General Counsel and Corporate Secretary
Care Capital Properties, Inc.
191 North Wacker Drive, Suite 1200
Chicago, Illinois 60606
(312) 881-4700
(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

J. Gerard Cummins, Esq.
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

	Large accelerated filer	Accelerated filer	Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company
Care Capital Properties, Inc.	☐	☐	☒	☐
All other co-registrants	☐	☐	☒	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock of Care Capital Properties, Inc.	(2)(3)	(2)(3)	(2)(3)	(4)

Preferred Stock of Care Capital Properties, Inc.	(2)(3)	(2)(3)	(2)(3)	(4)

Depositary Shares of Care Capital Properties, Inc.	(2)(3)	(2)(3)	(2)(3)	(4)

Warrants of Care Capital Properties, Inc.	(2)(3)	(2)(3)	(2)(3)	(4)

Debt Securities of Care Capital Properties, LP	(2)(3)	(2)(3)	(2)(3)	(4)

Guarantees of Debt Securities of Care Capital Properties, LP by Care Capital Properties, Inc.(5)	(2)(3)	(2)(3)	(2)(3)	(5)

Guarantees of Debt Securities of Care Capital Properties, LP by Care Capital Properties GP, LLC(5)	(2)(3)	(2)(3)	(2)(3)	(5)

(1)
The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.

(2)
Not applicable pursuant to Form S-3 General Instruction II(E).

(3)
Such indeterminable number or amount of (a) shares of common stock of Care Capital Properties, Inc. (which may be issued (i) separately, (ii) upon the conversion of the debt securities or shares of preferred stock that are registered hereby or (iii) upon exercise of warrants to purchase shares of common stock), (b) shares of preferred stock of Care Capital Properties, Inc. (which may be issued (i) separately or (ii) upon exercise of warrants to purchase shares of preferred stock), (c) depositary shares representing shares of preferred stock of Care Capital Properties, Inc., (d) warrants of Care Capital Properties, Inc. to acquire other classes of securities of Care Capital Properties, Inc. registered hereby, (e) debt securities of Care Capital Properties, LP (which may be senior or subordinated), (f) guarantees of debt securities of Care Capital Properties, LP by Care Capital Properties, Inc. and (g) guarantees of debt securities of Care Capital Properties, LP by Care Capital Properties GP, LLC is being registered as may from time to time be issued at indeterminable prices.

(4)
Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 457(p) under the Securities Act, the registrants expect to offset fees due for offerings under this Registration Statement with the $25,175 fee previously paid with respect to unsold securities under CCP's Registration Statement on Form S-11 (Registration No. 333-209245) filed with the SEC on January 29, 2016 and withdrawn from registration on September 13, 2016.

(5)
No separate consideration will be received for (a) the guarantees by Care Capital Properties, Inc. of the debt securities of Care Capital Properties, LP, or (b) the guarantees by Care Capital Properties GP, LLC of the debt securities of Care Capital Properties, LP. The guarantees will include the right of the holders of guaranteed securities under the guarantees and certain undertakings, as described in this registration statement. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

Care Capital Properties, LP	Delaware	61-1761471

Care Capital Properties GP, LLC	Delaware	47-3919190

PROSPECTUS

Care Capital Properties, Inc.
Common Stock, Preferred Stock, Depositary Shares and Warrants

Care Capital Properties, LP
Debt Securities

Guarantees of Debt Securities of Care Capital Properties, LP
by Care Capital Properties, Inc.

Guarantees of Debt Securities of Care Capital Properties, LP
by Care Capital Properties GP, LLC

        Care Capital Properties, Inc. may offer and sell, from time to time, in one or more offerings: common stock; preferred stock; depositary shares; and warrants. These securities may be offered and sold separately, together or as units with other securities described in this prospectus.

        Care Capital Properties, LP may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Care Capital Properties, LP may be fully and unconditionally guaranteed by one or both of Care Capital Properties, Inc. and Care Capital Properties GP, LLC, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide the specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest in any of these securities.

        We may sell the offered securities in and outside the United States through underwriters or dealers, directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, through agents or through a combination of any of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

        See "Risk Factors" on page 5 for a discussion of matters that you should consider before investing in these securities.

        The common stock of Care Capital Properties, Inc. is listed on the New York Stock Exchange under the symbol "CCP." The closing price of the common stock on the New York Stock Exchange was $30.28 per share on September 12, 2016. None of the other securities described in this prospectus are currently listed on a national securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any of the securities described in this prospectus from time to time in one or more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with any related free writing prospectus and the additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

        You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information that we file with the SEC and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires:

  •
  references in this prospectus to "we," "us," "our" and other similar terms and "CCP" mean Care Capital Properties, Inc., together with its consolidated subsidiaries;

  •
  references in this prospectus to "Care Capital LP" mean Care Capital Properties, LP; and

  •
  references in this prospectus to "Care Capital GP" mean Care Capital Properties GP, LLC.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding our or our tenants' or borrowers' expected future financial condition or performance, dividends or dividend plans, business strategies, acquisitions or other investment opportunities, dispositions, continued qualification as a real estate investment trust ("REIT"), and plans and objectives of management for future operations, and statements that include words such as "believe," "expect," "anticipate," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ materially from our expectations. Except as required by law, we do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

        Factors that could cause our actual future results and trends to differ materially from those anticipated are discussed in our filings with the SEC. These factors include, without limitation:

  •
  the ability and willingness of our tenants, borrowers and other counterparties to satisfy their obligations under their respective contractual arrangements with us, including, in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

  •
  the ability of our tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including obligations under their existing credit facilities and other indebtedness;

  •
  our success in executing our business strategy and our ability to identify, underwrite, finance, consummate and integrate suitable acquisitions and investments;

  •
  macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates;

  •
  the nature and extent of competition in the markets in which our properties are located;

  •
  the impact of pending and future healthcare reform and regulations, including cost containment measures, quality initiatives and changes in reimbursement methodologies, policies, procedures and rates;

  •
  increases in our borrowing costs as a result of changes in interest rates and other factors;

  •
  the ability of our tenants to operate our properties in compliance with applicable laws, rules and regulations, to deliver high-quality services, to hire and retain qualified personnel, to attract residents and patients, and to participate in government or managed care reimbursement programs;

  •
  changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete for investments, capital and talent, and the effect of those changes on our earnings and financing sources;

  •
  our ability to pay down, refinance, restructure or extend future indebtedness as it becomes due;

  •
  our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

  •
  final determination of our taxable net income for the year ended December 31, 2015 and for current and future years;

  •
  the ability and willingness of our tenants to renew their leases with us upon expiration of the leases, our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant;

  •
  year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in our leases and on our earnings;

  •
  our ability and the ability of our tenants and borrowers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers;

  •
  the impact of increased operating costs and uninsured professional liability claims on our and our tenants' and borrowers' liquidity, financial condition and results of operations and our ability and the ability of our tenants and borrowers to accurately estimate the magnitude of those costs and claims;

  •
  consolidation in the healthcare industry resulting in a change of control of, or a competitor's investment in, one or more of our tenants or borrowers or significant changes in the senior management of any of our tenants or borrowers;

  •
  the impact of litigation or any financial, accounting, legal or regulatory issues that may affect us or our tenants or borrowers; and

  •
  changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings.

        Many of these factors are beyond our control and the control of our management.

 ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business included elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of the securities described in this prospectus. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

 CCP

        We are a self-administered, self-managed REIT with a diversified portfolio of skilled nursing facilities ("SNFs") and other healthcare assets operated by private regional and local care providers. We generate our revenues primarily by leasing our properties to unaffiliated tenants under long-term triple-net leases, pursuant to which the tenants are obligated to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures. In addition, we originate and manage a small portfolio of secured and unsecured loans, made primarily to our SNF operators and other post-acute care providers.

        CCP was incorporated in Delaware on April 2, 2015. Our principal executive offices are located at 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606. Our telephone number is (312) 881-4700. We also maintain a website at www.carecapitalproperties.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

Care Capital LP

        Care Capital LP is a wholly owned subsidiary of CCP. It was formed as a limited partnership under the laws of the State of Delaware on April 2, 2015. Care Capital LP owns, through its subsidiaries, all of CCP's real estate properties and other assets.

Care Capital GP

        Care Capital GP is a wholly owned subsidiary of CCP. It was formed as a limited liability company under the laws of the State of Delaware on April 2, 2015. Care Capital GP is the sole general partner of Care Capital LP.

 RISK FACTORS

        Our business, financial condition and results of operations are subject to various risks. Before you invest in any of the securities described in this prospectus, you should carefully read and consider:

  •
  the risks described under "Risk Factors" in CCP's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus; and

  •
  any risks that are described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, including to fund future acquisitions and investments and to repay indebtedness. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not have an investment grade rating.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our ratios of earnings to fixed charges for each of the periods indicated. The ratio of earnings to fixed charges for the year ended December 31, 2015 may not be indicative of the ratio that would have resulted if we had been an independent, stand-alone entity during the full period shown.

		For the Year Ended December 31,
	For the Six Months Ended June 30, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	4.2x	12.6x	(2)	(2)	(2)	(2)

(1)
For this ratio, earnings consist of income before income taxes, real estate dispositions and noncontrolling interest plus fixed charges. Fixed charges consist of interest expense.

(2)
Not meaningful for periods prior to the separation of CCP from its former parent company as CCP had no debt and no interest expense was allocated to CCP by its former parent company for such periods.

DESCRIPTION OF CCP CAPITAL STOCK

        This section describes the general terms and provisions of CCP capital stock. The prospectus supplement relating to any offering of common or preferred stock, or other securities convertible into or exchangeable or exercisable for common or preferred stock, will describe more specific terms of the offering of common or preferred stock or other securities, including the number of shares offered, the initial offering price, and any applicable market price and dividend information.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to CCP's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and CCP's Amended and Restated Bylaws (the "Bylaws"), each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and Bylaws for additional information before you purchase any shares of CCP common or preferred stock.

General

        Our authorized capital stock consists of 300 million shares of common stock, par value $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per share. As of August 31, 2016, approximately 84.0 million shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued or outstanding.

Common Stock

        Each holder of our common stock is entitled to one vote for each share on all matters on which stockholders are generally entitled to vote, and there are no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, distribution or sale of assets, dissolution or winding up of CCP, holders of our common stock are entitled to receive a ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

        Holders of our common stock have no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Under the terms of the Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed thereby and by the Delaware General Corporation Law ("DGCL"), to issue up to 10 million shares of preferred stock in one or more series without further action by the holders of our common stock. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our Certificate of Incorporation, to determine the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limits and restrictions, if any, including voting rights, dividend rights, redemption rights, sinking fund or redemption or purchase account privileges, conversion rights, liquidation rights, and priority benefits of each series of preferred stock.

Annual Election of Directors

        At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the stockholders entitled to vote in the election, with directors not receiving a majority of the votes cast required to tender their resignations for consideration by the board, except that in the case of a contested election, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote in the election.

Removal of Directors

        Our Bylaws provide that our stockholders may remove our directors with or without cause with the affirmative vote of the holders of at least a majority of the outstanding shares of our voting stock, at a special meeting called for this purpose.

Potential Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

        Certain provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire control of CCP by means of a tender offer, a proxy contest or otherwise, or to remove incumbent directors. These provisions, summarized below, may discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware Anti-Takeover Statute.    We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by CCP's stockholders.

        Amendments to Certificate of Incorporation.    Our Certificate of Incorporation provides that the affirmative vote of the holders of at least two-thirds of our voting stock then outstanding is required to amend the provisions governing restrictions on ownership and transfer described below.

        Number of Directors and Vacancies.    Our Certificate of Incorporation and Bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors, except that the number of directors cannot be fewer than three or greater than 13. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other reason may only be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed for a term expiring at the next annual meeting, and until his or her successor has been elected and qualified.

        Special Stockholder Meetings.    Our Bylaws provide that only the Chairman of our board or our board of directors may call special meetings of our stockholders. Stockholders may not call special stockholder meetings.

        Stockholder Action by Written Consent.    Our Certificate of Incorporation and Bylaws provide that action may be taken by stockholders without a meeting upon the written consent of stockholders owning at least 80% of our voting stock then outstanding.

        Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

        No Cumulative Voting.    The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company's certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitations on Ownership and Transfer

        Certain requirements must be met for us to maintain our status as a REIT, including the following:

  •
  not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), to include certain entities, during the last half of a taxable year other than the first year; and

  •
  our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        Because we currently believe it is essential for us to maintain our status as a REIT, our Certificate of Incorporation contains certain limitations on the ownership and acquisition of our capital stock intended to ensure compliance with these requirements.

        Our Certificate of Incorporation provides that if a person acquires beneficial ownership of more than 9.0%, in number or value, of the outstanding shares of our common stock, or more than 9.0%, in number or value, of any outstanding class or series of our preferred stock, the shares that are beneficially owned in excess of such limit are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by our board of directors. The trust is entitled to all dividend and liquidation rights with respect to the excess shares and the trustee may exercise all voting power over the excess shares. We have the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares (or, in the case of a transaction in which no value was given for such excess shares, the market price at the time of such transaction), or (2) the market price on the date we buy the shares, and we may defer payment of the purchase price for up to five years. If we do not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of our board of directors. The owner of the excess shares is entitled to receive the lesser of the original purchase price paid by the owner for such excess shares (or in the case of a transaction where the proceeds were zero, the market price at the time of such transaction), or the proceeds from the sale of the excess shares received by the trust, and any additional amounts are payable to the beneficiary of the trust. The trustee is under no obligation to obtain the highest possible price for the excess shares. Under certain conditions, our board of directors may grant waivers from the excess share limitations.

        Our Certificate of Incorporation further provides that in the event of a purported transfer that would, if effective, result in us being beneficially owned by fewer than 100 persons or being considered "closely held" within the meaning of Section 856(h) of the Code, such transfer would be deemed void ab initio, and the intended transferee would acquire no rights to the shares.

        Any certificates representing shares of any class of our capital stock will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution rules of the Code, more than 5%, or such lower percentage as may be required by the Code, of the outstanding number or value of any class or series of our capital stock must give written notice to us containing the information specified in our Certificate of Incorporation before January 30 of each year. In addition, each stockholder shall, upon demand in good faith, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of our Certificate of Incorporation or the Code applicable to a REIT.

        The excess shares provision will not be removed automatically even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of CCP without the approval of our board of directors.

Authorized but Unissued Shares

        Our authorized but unissued shares of common and preferred stock will be available for future issuance without approval of our stockholders. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common and preferred stock could render more difficult or discourage an attempt to obtain control of CCP by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors' fiduciary duties as directors, and our Certificate of Incorporation includes such an exculpation provision. Our Certificate of Incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of current and former directors or officers for monetary damages for actions taken as a director or officer of CCP, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation provides that we may advance expenses incurred by our current and former directors and officers, subject to the receipt of an undertaking by or on behalf of the indemnified party to repay the advances unless it is ultimately determined that such indemnified party is not entitled to be indemnified. Our Certificate of Incorporation expressly authorizes us to carry directors' and officers' insurance to protect CCP, our current and former directors and officers and certain of our employees for some liabilities.

        The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, a stockholder's investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any CCP directors, officers or employees for which indemnification is sought.

Listing

        Our shares of common stock are listed on the New York Stock Exchange under the symbol "CCP."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Wells Fargo Shareowner Services
P.O. Box 64874
St. Paul, MN 55164-0874
Tel: 800-468-9716

 DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms and provisions of the depositary shares that we may offer. The prospectus supplement relating to an offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying CCP preferred stock and any general terms outlined in this section that will not apply to those depositary shares.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the form of deposit agreement (including the depositary receipt) for additional information before you purchase any depositary shares.

General

        We may, at our option, elect to offer fractional interests in shares of CCP preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will be required to distribute all dividends and other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, the depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

        Depositary shares that represent shares of preferred stock that have been converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares of Preferred Stock

        A holder may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by its depositary receipts after surrendering its depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the number of depositary shares surrendered exceeds the number of depositary shares that represent the number of whole shares of preferred stock that are subject to the withdrawal, then the depositary will deliver at the same time a new depositary receipt evidencing the excess number of depositary shares. Once a holder has withdrawn shares of preferred stock, it will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If we redeem shares of the applicable series of preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the applicable series of preferred stock, and the redemption date for depositary shares will be the same as that of the preferred stock. If we have elected to redeem less than all of the depositary shares, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Underlying Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary as to how to vote the shares of preferred stock represented by the holder's depositary shares. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares of preferred stock represented by a holder's depositary shares as such holder instructs. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If a holder does not instruct the depositary how to vote, the depositary will abstain from voting the shares of preferred stock represented by such holder's depositary shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Liquidation Preference

        Upon the voluntary or involuntary liquidation of CCP, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of our preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Shares of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for shares of CCP common or preferred stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions for the depositary to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require a holder to surrender all of its depositary receipts to the applicable depositary upon requiring the conversion or exchange of the preferred stock represented by the depositary shares into debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If a holder converts less than all of its depositary shares, the depositary will issue such holder a new depositary receipt for any unconverted depositary shares.

Taxation

        An owner of depositary shares will be treated for U.S. federal income tax purposes as if it were an owner of the series of CCP preferred stock represented by the depositary shares. Therefore, holders will be required to take into account for U.S. federal income tax purposes income and deductions to which they would be entitled if they were holders of the underlying series of preferred stock. In addition:

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  holders will not recognize any gain or loss for U.S. federal income tax purposes upon the withdrawal of shares of preferred stock in exchange for depositary shares provided in the deposit agreement;

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  a holder's tax basis in shares of preferred stock received upon exchange of depositary shares will be the same as its aggregate tax basis in the depositary shares so exchanged; and

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  if a holder held the depositary shares as a capital asset at the time of the exchange for shares of preferred stock, the holding period for the shares of preferred stock will include the period during which such holder owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary will be permitted to amend the provisions of depositary receipts and any deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement will be terminable by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) holders of depositary shares representing a majority of each series of preferred stock affected by the termination consent to the termination. If either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the applicable series of preferred stock in connection with a liquidation of CCP and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the CCP preferred stock; or

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  each share of the applicable series of preferred stock has been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of the depositary for any duties the holders request to be performed that are outside those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary will be permitted to resign at any time by delivering to us notice of its election to do so. In addition, we will be permitted at any time to remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We will be required to appoint a successor depositary within 60 days after delivery of a notice of resignation or removal. A depositary will be required to be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications it receives from us with respect to the related shares of preferred stock. Holders of depositary receipts will be able to inspect the transfer books of the depositary and the list of holders of depositary receipts upon reasonable notice.

        Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary will be entitled to act on the claims, requests or instructions received from us.

 DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of the warrants that we may offer. The prospectus supplement relating to an offering of warrants will describe more specific terms of the warrants being offered, including the number of warrants offered, the initial offering price and the terms of the underlying securities and any general terms outlined in this section that will not apply to those warrants.

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement (including the warrant certificate), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the form of warrant agreement (including the warrant certificate) for additional information before you purchase any warrants.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, CCP common stock, preferred stock or depositary shares or Care Capital LP debt securities. We will enter into a warrant agreement governing the issuance of the warrants with a warrant agent, who will act solely as its agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the terms of each series of warrants being offered, including some or all of the following:

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  the offering price of the warrants;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price of the warrants, the procedures for exercise and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the U.S. federal income tax consequences of owning the warrants;

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  the rights, if any, that we have to redeem the warrants;

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  the name of the warrant agent; and

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  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.

        We and the applicable warrant agent will be permitted to amend or supplement the warrant agreement without the consent of the affected holders of warrants to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable series of warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The applicable prospectus supplement may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CARE CAPITAL LP DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that Care Capital LP may offer. For purposes hereof, references to the "issuer" means Care Capital LP. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate, any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.

        The debt securities will be direct unsecured general obligations of the issuer and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities may be senior or subordinated and will be issued under one or more indentures among the issuer, the guarantors, if any, named therein, and Regions Bank, as the initial trustee, which we refer to herein as base indentures. The base indentures will not limit the aggregate principal amount of debt securities that may be issued thereunder.

        Senior debt securities will be issued under a senior indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the board of directors or similar governing body of CCP or the general partner of the issuer, on behalf of the issuer, or a duly authorized committee thereof. Subordinated debt securities will be issued under a subordinated indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the board of directors or similar governing body of CCP or the general partner of the issuer, on behalf of the issuer, or a duly authorized committee thereof. In this prospectus, we refer to the senior indenture and the subordinated indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities), collectively, as the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable base indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the applicable base indenture and supplemental indenture (including the applicable form of debt security) for additional information before you purchase any debt securities of the issuer.

General

        Each indenture will provide that there may be more than one trustee with respect to one or more series of debt securities under that indenture. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to such series.

        If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of the trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus or any applicable prospectus supplement, any action described in this prospectus to be taken by the trustee may be taken by a trustee only with respect to the one or more series of debt securities for which it is trustee.

        The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the purchase price of the debt securities, expressed as a percentage of the principal amount;

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  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

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  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

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  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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  if the issuer will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

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  the terms and conditions of any sinking fund or any similar provisions obligating the issuer or permitting a holder to require the issuer to redeem or purchase all or any portion of the debt securities prior to final maturity;

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  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars and the manner of determining the equivalent of those amounts in U.S. dollars;

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  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

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  any additions or changes to the events of default in the applicable base indenture;

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  the portion of the principal of the debt securities payable upon acceleration of maturity, if other than the entire principal amount;

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  any additions or changes with respect to the other covenants in the applicable base indenture;

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  the terms and conditions, if any, upon which the debt securities may be exchangeable for CCP common or preferred stock;

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  whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

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  whether the debt securities will be issued in denominations other than $1,000 and any integral multiple of $1,000;

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  the applicability of the defeasance and covenant defeasance provisions of the applicable base indenture;

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  the guarantors, if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantors;

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  the trustee for that series of debt securities, if other than Regions Bank; and

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  any other terms of the debt securities consistent with the provisions of the applicable base indenture.

        Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Certificated Debt Securities

        Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but the issuer may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with the depositary identified in the applicable prospectus supplement, which will keep a computerized record of its participants (for example, brokers) whose clients have purchased the debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless a global security is exchanged in whole or in part for debt securities in certificated form, it may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

        Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York ("DTC") will act as depositary for each series of global securities, and DTC will register the global securities in the name of its nominee, Cede & Co. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC, the world's largest securities depository, is a:

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  limited purpose trust company organized under the New York Banking Law;

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  "banking organization" within the meaning of the New York Banking Law;

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  member of the Federal Reserve System;

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  "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and

Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. The issuer and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. DTC's practice is to credit direct participants' accounts upon receipt of any payment of principal or interest on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on DTC's records. Payments by direct and indirect participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

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  DTC notifies the issuer that it is unwilling or unable to continue as depositary;

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  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by the issuer within 120 days; or

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  the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the applicable trustee of its decision.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Merger Covenant

        Pursuant to the terms of each indenture, the issuer may not, directly or indirectly: (1) consolidate or merge with or into another person or entity, or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of the issuer and its subsidiaries taken as a whole, in one or more related transactions, to another person or entity, unless:

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  either (a) the issuer is the surviving partnership or (b) the person or entity formed by or surviving any such consolidation or merger (if other than the issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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  the person or entity formed by or surviving any such consolidation or merger (if other than the issuer) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the issuer's obligations under the applicable debt securities and the applicable indenture pursuant to agreements reasonably satisfactory to the trustee; and

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  immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the issuer or any subsidiary thereof incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no default or event of default exists under the applicable indenture.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of Care Capital LP in accordance with the foregoing provisions, the successor person or entity formed by such consolidation or into which Care Capital LP is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, Care Capital LP under the applicable indenture with the same effect as if such successor initially had been named as Care Capital LP therein. When a successor assumes all of the obligations of its predecessor under the applicable indenture and the applicable debt securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor will be released from those obligations.

        This covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Care Capital LP and its subsidiaries.

Assumption of the Issuer's Obligations

        Any guarantor or subsidiary thereof that is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, may directly assume, pursuant to a supplemental indenture executed and delivered to the applicable trustee in a form reasonably satisfactory to the trustee, the due and punctual payment of the principal of and interest on the debt securities of any series and the performance of every covenant of the applicable indenture to be performed or observed by the issuer. Upon any such assumption, such guarantor or subsidiary thereof shall succeed to, and be substituted for and may exercise every right and power of, the issuer under the applicable indenture with the same effect as if the guarantor or subsidiary thereof had been named as the issuer under such indenture and the issuer will be released from liability as obligor on such debt securities.

Events of Default, Notice and Waiver

        Each indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, unless the applicable prospectus supplement states otherwise:

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  default by the issuer for 30 days in the payment of any installment of interest on any debt security of that series;

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  default by the issuer in the payment of the principal or premium, if any, on any debt security of that series when due and payable;

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  default by the issuer in the making of any sinking fund payment required for any debt security of that series when due;

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  breach by the issuer or any guarantor of any other term of that indenture for 60 days after receipt of notice of default stating it is in breach (either the applicable trustee or the holders of not less than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

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  default under any other indebtedness of the issuer or its significant subsidiaries in an aggregate principal amount exceeding $50.0 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness and where that indebtedness is not discharged or that acceleration is not cured, rescinded or annulled within 30 days after receipt of written notice specifying the default (either the applicable trustee or the holders of not less than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

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  certain events of bankruptcy, insolvency or reorganization of the issuer, any guarantor or any of the issuer's significant subsidiaries;

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  the cessation of any guarantee of the debt securities of that series to be in full force and effect or the disaffirmance or denial by any guarantor of its obligations with respect to any guarantee of the debt securities; and

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  any other event of default provided with respect to the debt securities of that series and described in the applicable prospectus supplement.

        The applicable trustee will be required to give notice to the holders of the applicable debt securities within 90 days after the trustee has knowledge of a default under the applicable indenture unless the default has been cured or waived. The applicable trustee may withhold notice to the holders of the applicable debt securities of any default, except a default in the payment of the principal of, premium or additional amounts, if any, or interest on the applicable debt securities, if specified responsible officers of the applicable trustee in good faith determine that withholding the notice is in the interest of the holders.

        If an event of default with respect to the applicable debt securities has occurred and has not been cured, either the applicable trustee or the holders of at least 25% in principal amount of the applicable debt securities then outstanding may declare the entire principal amount of the applicable debt securities to be due and immediately payable by written notice to the issuer and the applicable trustee. If an event of default occurs because of certain events of bankruptcy, insolvency or reorganization, the principal amount of all applicable debt securities then outstanding will be automatically accelerated, without any action by the applicable trustee or any holder. At any time after the applicable trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the applicable debt securities then outstanding may, under certain circumstances, rescind and annul such acceleration.

        Holders of not less than a majority in principal amount of outstanding debt securities of any series may, subject to some limitations, waive an existing default with respect to that series and the consequences of the default (including, without limitation, waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.

        Except in cases of default, where a trustee has some special duties, the applicable trustee is not required to take any action under the applicable indenture at the request of any holders of applicable debt securities unless such holders offer the applicable trustee satisfactory protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the applicable debt securities then outstanding may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the applicable trustee. These majority holders may also direct the applicable trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before a holder bypasses the applicable trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the applicable debt securities, the following must occur:

  (1)
  the holder must give the applicable trustee written notice that an event of default with respect to the applicable debt securities has occurred and remains uncured;

  (2)
  the holders of at least a majority in principal amount of the applicable debt securities then outstanding must make a written request that the applicable trustee take action because of the default, and must offer reasonable indemnity to the applicable trustee against the cost and other liabilities of taking that action;

  (3)
  the applicable trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

  (4)
  the holders of at least a majority in principal amount of the applicable debt securities then outstanding must not have given the applicable trustee a direction inconsistent with such request within such 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any debt security after its due date.

        Within 120 days after the end of each fiscal year, the issuer and the guarantors, if any, will furnish to the applicable trustee a written statement by certain of the issuer's officers certifying that, to their knowledge, the issuer is in compliance with the applicable indenture and the applicable debt securities, or otherwise specifying any default.

Modification of the Indentures

        Except as provided in the next two succeeding paragraphs, each indenture and/or the applicable debt securities may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding issued under the applicable indenture affected by such amendment or supplement, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities), and compliance with any provision of the applicable indenture or the applicable debt securities may be waived with the consent of the holders of not less than of a majority in aggregate principal amount of the debt securities then outstanding issued under the applicable indenture affected thereby, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable debt securities).

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of such debt security;

  •
  reduce the rate of or change the time for payment of interest on any debt security, the payment of any sinking fund or analogous obligation, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity;

  •
  waive a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding affected thereby and a waiver of the payment default that resulted from such acceleration);

  •
  make a debt security payable in a currency other than the currency stated in that debt security;

  •
  make any change in the provisions of the applicable indenture relating to waivers of defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on the debt securities;

  •
  release any guarantor from any of its obligations under its guarantee of the debt securities or under the applicable indenture except in accordance with the terms of that indenture;

  •
  impair the rights of holders of the debt securities to convert or exchange their securities, if applicable, upon the terms established pursuant to or in accordance with the provisions of the applicable indenture; or

  •
  make any change in the amendment and waiver provisions set forth above.

        Any such consent need only approve the substance, rather than the particular form, of the proposed amendment or waiver.

        Notwithstanding the preceding, without the consent of any holder of debt securities, each indenture and the applicable debt securities issued thereunder may be amended or supplemented to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  provide for the assumption of the obligations of the issuer to holders of debt securities in the case of a merger or consolidation of the issuer or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the issuer and its subsidiaries, taken as a whole;

  •
  add additional guarantees with respect to the applicable debt securities;

  •
  secure the applicable debt securities;

  •
  evidence the succession of another entity to the issuer and the assumption by the successor of the covenants of the issuer contained in the applicable indenture;

  •
  add any additional events of default for the benefit of the holders of all or any series of applicable debt securities (and if such events of default are to be for the benefit of less than all series of applicable debt securities, stating that such events of default are expressly being included solely for the benefit of the debt securities of that series);

  •
  change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture that are entitled to the benefit of such provision;

  •
  establish the form or terms of debt securities of any series as permitted by the applicable indenture, including the provisions and procedures relating to debt securities convertible into or exchangeable for CCP common or preferred stock;

  •
  evidence and provide for the acceptance of appointment by a successor trustee with respect to the applicable debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

  •
  supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the applicable indenture, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

  •
  make any other change that would provide any additional rights or benefits to the holders of applicable debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder; or

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act.

Defeasance and Covenant Defeasance

        When the issuer establishes a series of debt securities, it may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer may elect either:

  •
  to defease and, together with the guarantors, if any, be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series; or

  •
  to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

        To effect defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the applicable trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants, to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.

        Upon defeasance, the issuer will not be released from obligations:

  •
  to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

  •
  to register the transfer or exchange of the debt securities of that series;

  •
  to replace some of the debt securities of that series;

  •
  to maintain an office relating to the debt securities of that series; or

  •
  to hold moneys for payment in trust.

        To establish such a trust, the issuer must, among other things, deliver to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

        In the case of defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

        Government obligations generally mean securities that are:

  •
  direct obligations of the United States or of the government that issued the foreign currency in which the applicable debt securities are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the United States or of the government that issued the foreign currency in which the applicable debt securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government.

        In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depositary receipt holder; provided that (except as required by law) such custodian will not be authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        If the issuer effects covenant defeasance with respect to the debt securities of any series, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer and the guarantors, if any, for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Ranking

        Each series of senior debt securities will constitute senior indebtedness of the issuer and the guarantors, if any, and will rank equally with each other series of senior debt securities and other senior indebtedness of the issuer and such guarantors and senior to all subordinated indebtedness of the issuer and such guarantors, including, but not limited to, all subordinated debt securities. Each series of subordinated debt securities will constitute subordinated indebtedness of the issuer and guarantors, if any, and will rank equally with each other series of subordinated debt securities of the issuer and such guarantors, but subordinate to all senior indebtedness of the issuer and such guarantors.

        Payments on the subordinated debt securities will be subordinated to the senior indebtedness of the issuer and the guarantors, if any, described under "Guarantees" below, whether outstanding on the date of the subordinated indenture or incurred after that date. At June 30, 2016, Care Capital LP had $1.4 billion of outstanding senior indebtedness (excluding unamortized debt issuance costs). The prospectus supplement relating to each issuance of subordinated debt securities will specify the aggregate amount of the issuer's outstanding indebtedness as of the most recent practicable date that would rank senior to the subordinated debt securities.

        If any of the following events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before the issuer may make payments on the subordinated debt securities:

  •
  any distribution of the issuer's assets upon its liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "—Merger Covenant";

  •
  the occurrence and continuation of a payment default on any senior indebtedness; or

  •
  a declaration of the principal of any series of subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer makes payments on the subordinated debt securities.

        As a result of the subordination provisions, some of the issuer's general creditors, including holders of senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.

        For purposes of the subordinated indenture, "senior indebtedness" of the issuer and any guarantor means the following indebtedness and obligations:

  •
  the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the issuer or such guarantor, as applicable, is responsible for the payment of, the indebtedness of others;

  •
  renewals, extensions and refundings of the foregoing indebtedness;

  •
  interest or obligations in respect of the foregoing indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products.

        However, indebtedness and obligations do not constitute senior indebtedness if the instrument by which the issuer or any guarantor becomes obligated for that indebtedness or those obligations expressly provides that indebtedness or those obligations are junior in right of payment to any other indebtedness or obligations of the issuer or such guarantor, as applicable.

Exchangeable Debt Securities

        If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will be exchangeable for shares of CCP common or preferred stock, then we will describe the specific terms on which the securities are so exchangeable.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by one or both of CCP and Care Capital GP, then the debt securities will be fully and unconditionally guaranteed by CCP and/or Care Capital GP, as applicable. In the event of a bankruptcy, liquidation or reorganization of any subsidiary of the issuer, the subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the issuer. The guarantees will be general obligations of each guarantor. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor.

        The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its properties or assets to, another person or entity, other than the issuer or another guarantor, unless the person or entity formed by or surviving any such consolidation or merger or the person or entity acquiring the properties or assets in any such sale or disposition assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default under the applicable indenture would exist. Nothing contained in the indentures or in any of the securities of any series will prohibit CCP or Care Capital GP from consolidating or merging with or into Care Capital LP or selling and/or transferring all or substantially all of its assets to Care Capital LP, nor shall the foregoing apply to any transaction in which Care Capital LP, CCP or Care Capital GP consolidates or merges with or into or transfers all or substantially all of its assets to an affiliate incorporated or organized for the purpose of reincorporating or reorganizing Care Capital LP, CCP or Care Capital GP, as applicable, in another jurisdiction within the United States or changing its legal structure. The obligations of CCP or Care Capital GP under an indenture will terminate at such time as such guarantor merges or consolidates with Care Capital LP or at such other time as Care Capital LP acquires all of the assets and equity interests of such guarantor.

        The terms of any guarantee and the additional conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement relating to any offering will set forth the following information:

  •
  the terms of the offering;

  •
  the name or names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities and the intended use thereof;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through Underwriters or Dealers

        If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.

        Some or all of the offered securities may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any offered securities.

        If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

        We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At the Market Offerings

        We may also sell the securities in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

 VALIDITY OF THE OFFERED SECURITIES

        Sidley Austin LLP, New York, New York, will issue an opinion regarding the legality of the offered securities. In addition, the description of U.S. federal income tax consequences contained in CCP's Annual Report on Form 10-K for the year ended December 31, 2015 under the caption "Item 1. Business—Certain U.S. Federal Income Tax Considerations" and incorporated by reference herein and under "Description of Depositary Shares—Taxation" is based on the opinion of Sidley Austin LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

CCP Financial Statements

        The combined consolidated financial statements for Care Capital Properties, Inc. and its subsidiaries and predecessors as of December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015 and related schedules have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the combined consolidated financial statements representing a combination of entities under common control of Ventas, Inc. which have been "carved out" of Ventas, Inc.'s consolidated financial statements and reflect significant assumptions and allocations of certain operating expenses from Ventas, Inc. and these costs may not be reflective of the actual costs which would have been incurred had the predecessors, operated as an independent, stand-alone entity separate from Ventas, Inc.

American Realty Capital Healthcare Trust Post-Acute Portfolio Financial Statements

        The combined statement of revenue and certain expenses of the American Realty Capital Healthcare Trust Post-Acute Portfolio for the year ended December 31, 2014 has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the presentation of the combined statement of revenue and certain expenses for the purpose of complying with the rules and regulations of the SEC and that the combined statement is not intended to be a complete presentation of the American Realty Capital Healthcare Trust Post-Acute Portfolio's revenue and expenses.

Acquired Skilled Nursing Portfolio Financial Statements

        The combined statement of revenue of the Acquired Skilled Nursing Portfolio for the year ended December 31, 2014 has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the presentation of the combined statement of revenue for the purpose of complying with the rules and regulations of the SEC and that the combined statement is not intended to be a complete presentation of the Acquired Skilled Nursing Portfolio's revenue.

Significant Tenant Financial Statements

        The consolidated balance sheets of Senior Care Centers, LLC as of December 31, 2015 and 2014, and the related consolidated statements of operations, members' equity and cash flows for each of the fiscal years ended December 31, 2015, 2014 and 2013, have been incorporated by reference herein and have been audited by BKD LLP, independent auditors, as stated in their report.

 WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the SEC's public reference room, including copy charges. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us. CCP common stock is traded on the New York Stock Exchange under the symbol "CCP." Reports and information that we file with the SEC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information about us is also available on our website at www.carecapitalproperties.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

        We are incorporating by reference in this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future documents that we file with the SEC (but not those that we furnish) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities offered by this prospectus are sold:

  •
  CCP's Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  CCP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

  •
  CCP's Current Reports on Form 8-K, filed with the SEC on February 2, 2016, March 10, 2016 (Item 8.01 only), May 11, 2016, May 18, 2016, July 6, 2016, July 8, 2016, July 15, 2016, July 29, 2016, and September 7, 2016;

  •
  CCP's Proxy Statement for our 2015 Annual Meeting of Stockholders, filed with the SEC on March 31, 2015;

  •
  the description of CCP common stock set forth in our Information Statement, filed as Exhibit 99.1 to CCP's Registration Statement on Form 10 (File No. 001-37356), filed with the SEC on April 23, 2015, including any amendment or report filed for the purpose of updating such description; and

  •
  the Combined Statement of Revenue and Certain Expenses of the American Realty Capital Healthcare Trust Post-Acute Portfolio and the Combined Statement of Revenue of the Acquired Skilled Nursing Portfolio, included in Exhibit 99.1 to CCP's Current Report on Form 8-K, filed with the SEC on August 5, 2015 (pages F-55 to F-61 only).

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows:

Care Capital Properties, Inc.
191 N. Wacker Drive, Suite 1200
Chicago, Illinois 60606
(312) 881-4700

        No separate financial statements of Care Capital LP or Care Capital GP have been included herein. It is not expected that Care Capital LP or Care Capital GP will file reports, proxy statements or other information under the Exchange Act with the SEC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration fee under Securities Act	#
FINRA fee		*
Blue sky fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving		*
Rating agencies fees		*
Trustee fees (including counsel fees)		*
Miscellaneous fees and expenses		*

Total	$

#
Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

Care Capital Properties, Inc.

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors' fiduciary duties as directors, and our Certificate of Incorporation includes such an exculpation provision. Our Certificate of Incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of current and former directors or officers for monetary damages for actions taken as a director or officer of CCP, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation provides that we may advance expenses incurred by our current and former directors and officers, subject to the receipt of an undertaking by or on behalf of the indemnified party to repay the advances unless it is ultimately determined that such indemnified party is not entitled to be indemnified. Our Certificate of Incorporation expressly authorizes us to carry directors' and officers' insurance to protect CCP, our current and former directors and officers and certain of our employees for some liabilities.

        The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, a stockholder's investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any CCP directors, officers or employees for which indemnification is sought.

Care Capital Properties, LP

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        Section 8(a) of the Second Amended and Restated Limited Partnership Agreement of Care Capital Properties, LP (the "Partnership Agreement") provides that Care Capital GP and its officers, directors, shareholders, partners, members, managers, employees, trustees and agents shall not be liable to any other partner or Care Capital LP for honest mistakes of judgment, or for action or inaction taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Care Capital LP, or for losses, damages or claims due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of Care Capital LP, unless a court of competent jurisdiction has made a final determination that such employee, broker or agent was not selected, engaged or retained and supervised with reasonable care. Section 8(a) of the Partnership Agreement also permits Care Capital GP and its officers, directors, shareholders, partners, members, managers, employees, trustees and agents to consult with counsel and accountants in respect of Care Capital LP's affairs and fully protects and justifies such persons in any action or inaction that such persons take in reliance in good faith upon the advice or opinion of such counsel or accountants as to matters such persons reasonably believe to be within such counsel's or accountant's professional or expert competence.

        Section 8(a) of the Partnership Agreement does not relieve (or attempt to relieve) any person of any liability by reason of such person's gross negligence or willful misconduct or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law. Section 8(a) of the Partnership Agreement should be construed so as to effectuate its provisions to the fullest extent permitted by law.

        Section 8(a) of the Partnership Agreement also provides that Care Capital LP shall indemnify any person who was or is a party (other than as a plaintiff), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Care Capital LP), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a partner, officer or employee of Care Capital LP, is or was an officer, director, shareholder, partner, member, manager, employee, trustee or agent of Care Capital GP, or is or was serving at the request of Care Capital LP as a director, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other entity, against expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Care Capital LP and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Care Capital LP and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the person's conduct was unlawful.

        Section 8(a) of the Partnership Agreement provides that any indemnity provided by Care Capital LP will be provided out of and to the extent of Care Capital LP's assets only, and Care Capital GP shall have no personal liability on account thereof.

Care Capital Properties GP, LLC

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions in its limited liability company agreement, if any, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Section 12(a) of the Second Amended and Restated Limited Liability Company Agreement of Care Capital GP (the "LLC Agreement") provides that CCP and all officers, directors, shareholders, partners, members, managers, employees, trustees and agents of CCP and Care Capital GP shall not be liable to CCP or Care Capital GP for honest mistakes of judgment, or for action or inaction taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Care Capital GP, or for losses, damages or claims due to such mistakes, action or inaction, or for the negligence, dishonesty or bad faith of any employee, broker or other agent of Care Capital GP, unless a court of competent jurisdiction has made a final determination that such employee, broker or agent was not selected, engaged or retained and supervised with reasonable care. Section 12(a) of the LLC Agreement also permits CCP and all officers, directors, shareholders, partners, members, managers, employees, trustees and agents of CCP and Care Capital GP to consult with counsel and accountants in respect of Care Capital GP's affairs and fully protects and justifies such persons in any action or inaction that such persons take in reliance in good faith upon the advice or opinion of such counsel or accountants as to matters such persons reasonably believe to be within such counsel's or accountant's professional or expert competence.

        Section 12(a) of the LLC Agreement does not relieve (or attempt to relieve) any person of any liability by reason of such person's gross negligence or willful misconduct or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law. Section 12(a) of the LLC Agreement should be construed so as to effectuate its provisions to the fullest extent permitted by law.

        Section 12(b) of the LLC Agreement provides that Care Capital GP shall indemnify any person who was or is a party (other than as a plaintiff), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Care Capital GP), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a member, manager, officer or employee of Care Capital GP, is or was an officer, director, shareholder, partner, member, manager, employee, trustee or agent of CCP, or is or was serving at the request of Care Capital GP, CCP or any officer of Care Capital GP, as a director, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other entity, against expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Care Capital GP and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Care Capital GP and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the person's conduct was unlawful.

        Section 12(b) of the LLC Agreement provides that any indemnity provided by Care Capital GP will be provided out of and to the extent of Care Capital GP's assets only, and CCP shall have no personal liability on account thereof.

Item 16.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Care Capital Properties, Inc. common stock).*
1.2	Form of Underwriting Agreement (for Care Capital Properties, Inc. preferred stock).*
1.3	Form of Underwriting Agreement (for Care Capital Properties, Inc. depositary shares).*
1.4	Form of Underwriting Agreement (for Care Capital Properties, Inc. warrants).*
1.5	Form of Underwriting Agreement (for Care Capital Properties, LP debt securities).*
3.1
Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc. (incorporated herein by reference to Exhibit 3.1 to Care Capital Properties, Inc.'s Current Report on Form 8-K, filed on August 21, 2015).
3.2	Amended and Restated Bylaws of Care Capital Properties, Inc. (incorporated herein by reference to Exhibit 3.2 to Care Capital Properties, Inc.'s Current Report on Form 8-K, filed on August 21, 2015).
4.1
Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Care Capital Properties, Inc.'s Registration Statement on Form S-8, filed on August 17, 2015 (File No. 333-206433)).
4.2	Form of Certificate of Designation for Care Capital Properties, Inc. preferred stock (together with form of preferred stock certificate).*
4.3	Form of Deposit Agreement, including form of Care Capital Properties, Inc. Depositary Receipt for Care Capital Properties, Inc. Depositary Shares.*
4.4	Form of Warrant Agreement, including form of Care Capital Properties, Inc. warrant.*
4.5	Form of Senior Indenture.
4.6	Form of Subordinated Indenture.
5.1	Opinion of Sidley Austin LLP as to the legality of the securities being offered.
8.1	Opinion of Sidley Austin LLP as to certain tax matters.
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 8.1).
23.3	Consent of KPMG LLP.
23.4	Consent of BKD, LLP.
24.1	Powers of Attorney (included on the signature pages hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture referenced in Exhibit 4.5.
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture referenced in Exhibit 4.6.
99.1
Consolidated balance sheets of Senior Care Centers, LLC as of June 30, 2016 and 2015, and the related consolidated statements of operations and cash flows for the three and six months ended June 30, 2016 and 2015 (unaudited).

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 17.    Undertakings

(a)
The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

    The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)
The undersigned registrants hereby undertake that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of CCP pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that are incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 13th day of September, 2016.

CARE CAPITAL PROPERTIES, INC.
By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	Chief Executive Officer

CARE CAPITAL PROPERTIES, LP
By:	CARE CAPITAL PROPERTIES GP, LLC, its General Partner
By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	President

CARE CAPITAL PROPERTIES GP, LLC
By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	President

        Each person whose signature appears below constitutes and appoints Raymond J. Lewis and Kristen M. Benson, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAYMOND J. LEWIS Raymond J. Lewis	Chief Executive Officer & Director (Principal Executive Officer) of Care Capital Properties, Inc. and President (Principal Executive Officer) of Care Capital Properties GP, LLC	September 13, 2016
/s/ LORI B. WITTMAN Lori B. Wittman
	Executive Vice President & Chief Financial Officer (Principal Financial Officer) of Care Capital Properties, Inc. and Vice President and Treasurer (Principal Financial and Accounting Officer) of Care Capital Properties GP, LLC	September 13, 2016
/s/ JAMES L. MAJERNIK James L. Majernik	Vice President, Accounting (Principal Accounting Officer) of Care Capital Properties, Inc.	September 13, 2016
/s/ DOUGLAS CROCKER II Douglas Crocker II	Director of Care Capital Properties, Inc.	September 13, 2016
/s/ JOHN S. GATES, JR. John S. Gates, Jr.	Director of Care Capital Properties, Inc.	September 13, 2016
/s/ RONALD G. GEARY Ronald G. Geary	Director of Care Capital Properties, Inc.	September 13, 2016
/s/ JEFFREY A. MALEHORN Jeffrey A. Malehorn	Director of Care Capital Properties, Inc.	September 13, 2016

Signature	Title	Date

/s/ DALE A. REISS Dale A. Reiss	Director of Care Capital Properties, Inc.	September 13, 2016
/s/ JOHN L. WORKMAN John L. Workman	Director of Care Capital Properties, Inc.	September 13, 2016

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Care Capital Properties, Inc. common stock).*
1.2	Form of Underwriting Agreement (for Care Capital Properties, Inc. preferred stock).*
1.3	Form of Underwriting Agreement (for Care Capital Properties, Inc. depositary shares).*
1.4	Form of Underwriting Agreement (for Care Capital Properties, Inc. warrants).*
1.5	Form of Underwriting Agreement (for Care Capital Properties, LP debt securities).*
3.1
Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc. (incorporated herein by reference to Exhibit 3.1 to Care Capital Properties, Inc.'s Current Report on Form 8-K, filed on August 21, 2015).
3.2	Amended and Restated Bylaws of Care Capital Properties, Inc. (incorporated herein by reference to Exhibit 3.2 to Care Capital Properties, Inc.'s Current Report on Form 8-K, filed on August 21, 2015).
4.1
Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Care Capital Properties, Inc.'s Registration Statement on Form S-8, filed on August 17, 2015 (File No. 333-206433)).
4.2	Form of Certificate of Designation for Care Capital Properties, Inc. preferred stock (together with form of preferred stock certificate).*
4.3	Form of Deposit Agreement, including form of Care Capital Properties, Inc. Depositary Receipt for Care Capital Properties, Inc. Depositary Shares.*
4.4	Form of Warrant Agreement, including form of Care Capital Properties, Inc. warrant.*
4.5	Form of Senior Indenture.
4.6	Form of Subordinated Indenture.
5.1	Opinion of Sidley Austin LLP as to the legality of the securities being offered.
8.1	Opinion of Sidley Austin LLP as to certain tax matters.
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 8.1).
23.3	Consent of KPMG LLP.
23.4	Consent of BKD, LLP.
24.1	Powers of Attorney (included on the signature pages hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture referenced in Exhibit 4.5.
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture referenced in Exhibit 4.6.
99.1
Consolidated balance sheets of Senior Care Centers, LLC as of June 30, 2016 and 2015, and the related consolidated statements of operations and cash flows for the three and six months ended June 30, 2016 and 2015 (unaudited).

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.